Exhibit 21.1


LIST OF SUBSIDIARIES

The following is a list of all subsidiaries of Secured Digital Applications, Inc. as of December 31, 2003.


Name of Subsidiary                 Jurisdiction of Incorporation or Organization
--------------------------------------------------------------------------------

EyStar Media Inc.,                                                     Delaware
a wholly owned subsidiary of the Company

Animated Electronic Industries Sdn Bhd (AEI),                          Malaysia
a wholly owned subsidiary of the Company

Perwimas Telecommunications Sdn Bhd,                                   Malaysia
a 86.4% owned subsidiary of AEI

Asiaco Multi Corporation Sdn Bhd (AMC)                                 Malaysia
a wholly owned subsidiary of AEI

Temasya Wira Sdn Bhd                                                   Malaysia
a 60% owned subsidiary of AEI

Secured Shipping Sdn Bhd                                               Malaysia
a wholly owned subsidiary of AEI

Asiaco Material Handling (East Coast) Sdn Bhd                          Malaysia
a 80% owned subsidiary of AMC

Asiaco Logistic Sdn Bhd                                                Malaysia
a 67% owned subsidiary of AMC

Asiaco Services Sdn Bhd                                                Malaysia
a 60% owned subsidiary of AMC